UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in this Item 1.01 is responsive to Item 3.02 below and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 16, 2012, we entered into debt conversion agreements with six individuals whereby we collectively settled debts in the aggregate amount of $148,733.33 by the issuance of 14,873,333 shares of our common stock at a price per share of $0.01. The securities were issued to four people who are  not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) pursuant to Regulation S of the Securities Act of 1933, as amended and to two U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933)  relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933. 6,673,333 of the subject securities were issued to Giora Davidovits, our President, CEO, CFO and a director of our company. 3,220,000 of the subject securities were issued to Eyal Davidovits, our COO and a director of our company.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Form of Debt Conversion Agreement
10.2	Form of Offshore Debt Conversion Agreement
10.3	Form of Canadian Debt Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:   /s/ Giora Davidovits
Giora Davidovits
President, CEO and CFO
Dated:  November 16, 2012